EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:

Josh Fleming, 503-766-1010x1330	Michael Newman
Consumer Information: 800-323-2668	Investor Relations
StreetConnect, Inc.
800-654-3517
LaCrosse Footwear Signs Financial Agreement with Portland
Development Commission
Loan and grant package to assist with relocation and bringing jobs to Portland
PORTLAND, Ore. – February 22, 2006 – LaCrosse Footwear, Inc. (Nasdaq/NMS: BOOT), a leading provider of branded work and outdoor footwear for expert users, today announced an agreement with the Portland Development Commission (PDC) for a $750,000 loan and grant package to assist in bringing LaCrosse’s Corporate Headquarters and the Danner Distribution Center to the City of Portland. PDC is the city’s agency for economic development, housing, and urban renewal.
The loan and grant are designed to bring quality jobs to the City of Portland and help defray the capital investment costs of LaCrosse’s long-term operating lease for its new 145,000 square foot building. The custom-designed facility is designed to be an appealing and creative environment to attract the high caliber product development, marketing and sales professionals that are critical to the Company’s ongoing success and future growth. LaCrosse received incentive funds tied to job creation and investment through PDC’s Quality Jobs Program (QJP) and Economic Opportunity Fund. The QJP is a loan that is forgivable over a two-year period as long as certain employment requirements are fulfilled.
“Our business has expanded in recent years, and we have outgrown our current facilities,” said Joseph P. Schneider, President and CEO. “The PDC was instrumental in our selection of a new home in the City of Portland and the loan and grant were important considerations in our selection process. We are proud to bring LaCrosse to Portland and look forward to a prosperous future in the City.”
“LaCrosse Footwear is a valuable member of our regional business community. We are pleased to provide assistance to support LaCrosse’s commitment to well-paying jobs and their considerable investment in the community,” said Eric Parsons, PDC Board Chair.
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About LaCrosse Footwear
LaCrosse Footwear is a leading developer and marketer of branded, premium and innovative footwear for expert work and outdoor users. The Company’s trusted Danner® and LaCrosse® brands are distributed domestically through a nationwide network of specialty retailers and distributors, and internationally through distributors in Asia and Europe. Work customers include people in law enforcement, agriculture, firefighting, construction, industry, military services and other occupations that need high-performance and protective footwear as a critical tool for the job. Outdoor customers include people active in hunting, outdoor cross training, hiking and other outdoor recreational activities. For more information about LaCrosse Footwear products or to locate a dealer, please visit our Internet websites at www.lacrossefootwear.com, www.danner.com, www.firetechboots.com and www.lacrossesafety.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.
Forward-Looking Statements
This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of the Company’s anticipated sales and earnings are dependent on a number of factors that could affect the Company’s operating results and could cause the Company’s actual future results to differ materially from any results indicated in this release or in any forward-looking statements made by, or on behalf of the Company. These factors include, but are not limited to:
•	Foreign-sourced products and concentrations of currency, political, and intellectual property risks, primarily in China.
•	Commodity price increases including: rubber and petroleum. Price increases will affect transportation costs, footwear component costs, and ultimately product costs.
•	Consumer confidence and related demand for footwear, including work and outdoor footwear.
•	Weather and its impact on the demand for outdoor footwear.
•	Dealer inventory levels, and related sell through of products.
•	Consolidation of the retail customer base.
•	Continued funding to sustain the expansion of retailer store growth.
•	Company inventory levels, including inventory levels required for foreign-sourced product and the related need for accurate forecasting and the limited ability to resupply dealers for fill-in orders for foreign-sourced product.
•	Potential problems associated with the manufacture, transportation and delivery of foreign-sourced product.
•	United States and/or foreign trading rules, regulations and policies, including export/import regulations, duties, and regulations affecting manufacturers and/or importers.
•	General domestic economic conditions, including interest rates and foreign currency exchange rates.
•	Uncertainties related to new product development and innovation and acceptance in the marketplace of such products.
•	The potential for dealers and distributors to source product directly.

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The Company cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including Company performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional factors may be detailed in LaCrosse Footwear’s Annual Report on Form 10-K for the year ended December 31, 2004. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.
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